QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated November 7, 2005 on the consolidated financial statements and schedule of Liquidity Services, Inc. and subsidiaries in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-129656) and related Prospectus of Liquidity Services, Inc. and subsidiaries for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

McLean, Virginia
January 31, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm